                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section240.14a-11(c) or
        Section240.14a-12

                           THE JAPAN EQUITY FUND, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)   Title of each class of securities to which transaction applies:

              ---------------------------------------------------------------
        (2)   Aggregate number of securities to which transaction applies:

              ---------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ---------------------------------------------------------------
        (4)   Proposed maximum aggregate value of transaction:

              ---------------------------------------------------------------
        (5)   Total fee paid:

              ---------------------------------------------------------------
/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)   Amount Previously Paid:

              ---------------------------------------------------------------
        (2)   Form, Schedule or Registration Statement No.:

              ---------------------------------------------------------------
        (3)   Filing Party:

              ---------------------------------------------------------------
        (4)   Date Filed:

              ---------------------------------------------------------------

                          THE JAPAN EQUITY FUND, INC.
                       C/O DAIWA SECURITIES TRUST COMPANY
                              ONE EVERTRUST PLAZA
                         JERSEY CITY, NEW JERSEY 07302
                                 (201) 333-7300


                                                               February 11, 2000


Dear Stockholders:

    The Annual Meeting of Stockholders of The Japan Equity Fund, Inc. (the "Fund") will be held at 10:00 a.m., New York time, on Thursday, March 16, 2000, at the offices of Daiwa Securities America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005. A Notice and Proxy Statement regarding the Meeting, a proxy card for your vote at the Meeting, and a postage prepaid envelope in which to return your proxy are enclosed.


    At the Annual Meeting, the stockholders will (i) elect two Class I directors; (ii) consider the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; (iii) consider whether to approve a change in the Fund's investment objective to: to outperform over the long term, on a total return basis (including appreciation and dividends), the Tokyo Stock Price Index ("TOPIX"); and (iv) consider the approval of a new Investment Advisory Agreement between Daiwa SB Investments (USA) Ltd. and Daiwa SB Investments Ltd. In addition, the stockholders who will be present at the Annual Meeting will hear an investment report on the Fund and will have an opportunity to discuss matters of interest to them.


    If you will not be able to attend the Annual Meeting in person, please take the time now to review the enclosed materials and vote your shares by proxy. YOUR VOTE IS IMPORTANT.

    The Board has recommended that the stockholders vote in favor of each of the foregoing matters.

                                             Respectfully,

                                            /s/ HIDEAKI MATSUURA
                                            --------------------
                                             Hideaki Matsuura
                                             CHAIRMAN OF THE BOARD

STOCKHOLDERS ARE STRONGLY URGED TO PROMPTLY SIGN AND MAIL THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE TO ENSURE A QUORUM AT THE MEETING.
                            YOUR VOTE IS IMPORTANT.

                          THE JAPAN EQUITY FUND, INC.
                                   ----------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 16, 2000
                            ------------------------

To the Stockholders of
The Japan Equity Fund, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Japan Equity Fund, Inc. (the "Fund") will be held at the offices of Daiwa Securities America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Thursday, March 16, 2000, at 10:00 a.m., New York time, for the following purposes:

    1. To elect two Class I directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2003.

    2. To ratify or reject the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for its fiscal year ending October 31, 2000.


    3. To approve or disapprove a change in the Fund's investment objective to: to outperform over the long term, on a total return basis (including appreciation and dividends), the TOPIX.


    4. To approve or reject a new Investment Advisory Agreement between Daiwa SB Investments (USA) Ltd., as investment manager of the Fund, and Daiwa SB Investments Ltd., as investment adviser of the Fund.

    5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on January 10, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

    You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. You may nevertheless vote in person at the Meeting if you choose to attend. Your vote is important. The enclosed proxy is being solicited by the Board of Directors of the Fund.

                                          By order of the Board of Directors,

                                          Judy Runrun Tu
                                          ASSISTANT SECRETARY


February 11, 2000

                          THE JAPAN EQUITY FUND, INC.
                                   ----------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE JAPAN EQUITY FUND, INC. (the "Fund") for use at the Annual Meeting of Stockholders, to be held at the offices of Daiwa Securities America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Thursday, March 16, 2000, at 10:00 a.m., New York time, and at any adjournments thereof.


    This Proxy Statement and the form of proxy are being mailed to stockholders on or about February 11, 2000. Any stockholder giving a proxy in advance of the Annual Meeting has the power to revoke it by mail (addressed to the Assistant Secretary, The Japan Equity Fund, Inc., c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for each proposal referred to in this Proxy Statement. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Meeting.


    THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED OCTOBER 31, 1999 TO ANY STOCKHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE BY WRITING TO THE JAPAN EQUITY FUND, INC., C/O DAIWA SECURITIES TRUST COMPANY, ONE EVERTRUST PLAZA, 9TH FLOOR, JERSEY CITY, NEW JERSEY 07302, ATTENTION: SHAREHOLDER RELATIONS OR BY CALLING
(201) 333-7300.

    The Board of Directors has fixed the close of business on January 10, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 10,815,688 shares of common stock. To the knowledge of the Fund's management, no person owned beneficially more than 5% of the Fund's outstanding shares as of January 10, 2000.

    Management of the Fund knows of no business other than that mentioned in Items 1 through 4 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE MATTERS MENTIONED IN ITEMS 1 THROUGH 4 OF THE NOTICE OF MEETING.

                           (1)  ELECTION OF DIRECTORS

    Persons named in the accompanying form of proxy intend in the absence of contrary instructions to vote all proxies for the election of the two nominees listed below as directors of the Fund:

                                    CLASS I
                          ---------------------------
                                Martin J. Gruber
                                Hideaki Matsuura

to serve for terms expiring on the date of subsequent Annual Meetings of Stockholders in the year 2003, or until their successors are elected and qualified. If any such nominee should be unable to serve, an event that is not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee. The election of each director will require the affirmative vote of a majority of the votes cast at the Meeting. For this purpose, abstentions and broker nonvotes will not be counted as votes cast at the Meeting.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

    The following table sets forth information concerning each of the nominees as a director of the Fund, as well as the other current directors of the Fund. Each of the nominees is now a director of the Fund and has consented to be named in this Proxy Statement and to serve as a director of the Fund if elected.


                                  PRESENT OFFICE WITH THE FUND, IF ANY,                SHARES
                                           PRINCIPAL OCCUPATION                     BENEFICIALLY
                                        OR EMPLOYMENT DURING PAST                      OWNED
                                              FIVE YEARS AND                          JANUARY     PERCENT
     NAME (AGE) AND ADDRESS                  DIRECTORSHIPS IN             DIRECTOR      10,         OF
     OF NOMINEES/DIRECTORS               PUBLICLY HELD COMPANIES           SINCE      2000(+)      CLASS
--------------------------------  --------------------------------------  --------  ------------  -------
NOMINEES
     Martin J. Gruber (62)        Professor of Finance, Leonard N. Stern   1992        5,321        **
     229 South Irving Street      School of Business, New York
     Ridgewood, NJ                University, since 1965; Director, SG
     07450                        Cowen Income & Growth Fund, Inc.,
                                  since 1986; Director, SG Cowen
                                  Opportunity Fund, since 1987;
                                  Director, SG Cowen Standby Reserve
                                  Fund Inc., since 1985; Director, SG
                                  Cowen Standby Tax Exempt Reserve Fund
                                  Inc., since 1986; Trustee, BT Pyramid
                                  Fund, since 1992; Trustee, BT
                                  Leadership Trust, since 1993;
                                  Director, The Taiwan Equity
                                  Fund, Inc., since 1994; Trustee,
                                  T.I.A.A., since 1996.

                                  PRESENT OFFICE WITH THE FUND, IF ANY,                SHARES
                                           PRINCIPAL OCCUPATION                     BENEFICIALLY
                                        OR EMPLOYMENT DURING PAST                      OWNED
                                              FIVE YEARS AND                          JANUARY     PERCENT
     NAME (AGE) AND ADDRESS                  DIRECTORSHIPS IN             DIRECTOR      10,         OF
     OF NOMINEES/DIRECTORS               PUBLICLY HELD COMPANIES           SINCE      2000(+)      CLASS
--------------------------------  --------------------------------------  --------  ------------  -------
*    Hideaki Matsuura (51)        Chairman of the Board and Acting         1997         None        --
     One Evertrust Plaza          President of the Fund; President and
     Jersey City, NJ              Chairman, Daiwa Securities Trust
     07302                        Company, since July 1997; Director,
                                  Daiwa Securities (H.K.) Ltd., from
                                  September 1995 to June 1997; General
                                  Manager, Daiwa Securities Co. Ltd.,
                                  from August 1994 to August 1995;
                                  Executive Vice President, Daiwa
                                  Securities America, Inc., from April
                                  1988 to August 1994.

OTHER CURRENT DIRECTORS
     Austin C. Dowling (67)       Director, The Thai Capital               1992        2,046        **
     1002 E Long Beach Boulevard  Fund, Inc., since 1990.
     North Beach, NJ
     08008

*    Harry M. Markowitz (72)      President of Harry Markowitz Company     1992        1,779        **
     1010 Turquoise Street        since 1984; President of the Fund,
     Suite 245                    from 1992 to 1999; Director of
     San Diego, CA                Research, Global Portfolio Research
     92109                        Department, Daiwa Securities Trust
                                  Company, from 1990 to 1999; Marvin
                                  Speiser Distinguished Professor of
                                  Finance and Economics, Baruch College,
                                  City University of New York, from 1982
                                  to 1993; Director, Health Chem
                                  Corporation from 1993 to 1994.

     Robert F. Gurnee (72)        Chairman and Chief Executive Officer,    1992        1,156        **
     102 Santomera Lane           Financial Integrity Group Inc. (bank
     Greenville, DE               and financial services consulting
     19807                        firm), since 1990; Director, Vestaur
                                  Securities Co., since 1991; Director,
                                  The Thai Capital Fund, Inc., since
                                  1990.

                                  PRESENT OFFICE WITH THE FUND, IF ANY,                SHARES
                                           PRINCIPAL OCCUPATION                     BENEFICIALLY
                                        OR EMPLOYMENT DURING PAST                      OWNED
                                              FIVE YEARS AND                          JANUARY     PERCENT
     NAME (AGE) AND ADDRESS                  DIRECTORSHIPS IN             DIRECTOR      10,         OF
     OF NOMINEES/DIRECTORS               PUBLICLY HELD COMPANIES           SINCE      2000(+)      CLASS
--------------------------------  --------------------------------------  --------  ------------  -------
     David G. Harmer (56)         President, Jetway Systems, a division    1997        1,000        **
     1805 West - 2550 South       of FMC Corporation, since
     Ogden, UT                    January 1997; Vice President and Chief
     84401                        Financial Officer, Armco Inc., from
                                  April 1993 to December 1996; Vice
                                  President and Corporate Controller,
                                  FMC Corporation, from 1987 to 1993;
                                  Director, The Singapore Fund, Inc.,
                                  since 1996.


------------------------

 + The information as to beneficial ownership is based on statements furnished to the Fund by the nominees and directors.

 * Directors so noted are deemed by the Fund's counsel to be "interested persons" (as defined in the U.S. Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund or of the Fund's investment manager, Daiwa SB Investments (USA) Ltd. (the "Investment Manager"), or the Fund's investment adviser, Daiwa SB Investments Ltd. (the "Investment Adviser"). Mr. Matsuura and Dr. Markowitz are interested persons because of their present or past affiliation with the Fund's former investment adviser (Daiwa Securities Trust Company), or because they are officers of the Fund, or both. The former investment adviser is an affiliate of the Fund's Investment Manager and Investment Adviser.

**  Represented less than 1% of the outstanding shares at January 10, 2000.

    The Fund's Board of Directors held four regular meetings during the fiscal year ended October 31, 1999. Each incumbent director attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors.

    The Fund's Board of Directors has an Audit Committee which is responsible for reviewing financial and accounting matters. The current members of the Audit Committee are Messrs. Dowling, Gurnee and Harmer and Dr. Gruber. The Audit Committee met twice during the fiscal year ended October 31, 1999. All of the incumbent members of the Audit Committee attended the meetings held during the fiscal year. The Fund has neither a compensation nor a nominating committee.

    Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that its officers and directors have complied with all applicable filing requirements.

OFFICERS OF THE FUND

    Mr. Matsuura (age 51) has been Chairman of the Board of the Fund since September 1997 and Acting President of the Fund since January 2000 (see information provided above).

    Sean J. Peters (age 38) has been Treasurer of the Fund since June 1998; Vice President of Daiwa Securities Trust Company ("DSTC") since June 1998; Assistant Controller of Reserve Management Corporation from 1994 to 1998; Assistant Vice President of Bankers Trust Company from 1992 to 1994.

    Judy Runrun Tu (age 34) has been Assistant Secretary of the Fund since
March 1999; Assistant Vice President of DSTC since March 1998; Financial Analyst of Canon USA from 1997 to 1998; Marketing Coordinator of TotalTel USA from 1995 to 1997; Assistant Controller of Daniel Caron Ltd. from 1990 to 1995.

    Laurence E. Cranch (age 53), has been Assistant Secretary of the Fund since July 1992 and has been a partner in the law firm of Clifford Chance Rogers & Wells LLP since 1980.

TRANSACTIONS WITH AND REMUNERATION OF OFFICERS AND DIRECTORS

    The aggregate fee remuneration for directors not affiliated with the Investment Manager or the Investment Adviser was U.S. $36,800 during the fiscal year ended October 31, 1999. Each such non-affiliated director currently receives fees, paid by the Fund, of U.S. $750 for each directors' meeting attended in person or by telephone, U.S. $600 for each audit committee meeting attended in person or by telephone and an annual fee of U.S. $5,000. The officers and interested directors of the Fund received no compensation from the Fund.

    DSTC, which pays the compensation and certain expenses of the officers of DSTC who serve as officers of the Fund, receives administration and custodian fees.

    Set forth below is a chart showing the aggregate fee compensation paid by the Fund (in U.S. dollars) to each of its directors during the fiscal year ended October 31, 1999, as well as the total fee compensation paid to each incumbent director of the Fund by the Fund and by other investment companies advised by the Investment Manager, the Investment Adviser or their respective affiliates (collectively, the "Fund Complex") for their services as directors of such investment companies during their respective fiscal years:

                                                                            TOTAL
                                                        PENSION OR      COMPENSATION
                                                        RETIREMENT      FROM FUND AND
                                       AGGREGATE     BENEFITS ACCRUED   FUND COMPLEX
                                      COMPENSATION      AS PART OF         PAID TO
          NAME OF DIRECTOR             FROM FUND      FUND EXPENSES       DIRECTORS
------------------------------------  ------------   ----------------   -------------
Hideaki Matsuura+                        $    0           None             $     0
Harry M. Markowitz+                           0           None                   0
Austin C. Dowling*                        9,200           None              17,020
Martin J. Gruber*                         9,200           None              18,400
Robert F. Gurnee*                         9,200           None              17,020
David G. Harmer*                          9,200           None              18,400

------------------------
 * Also serves or served as a director of one other investment company for which an affiliate of Daiwa SB Investments (USA) Ltd. or Daiwa SB Investments Ltd., the Fund's investment manager and investment adviser, respectively, serves as investment manager or investment adviser.

 + Mr. Matsuura, who is affiliated with the Investment Manager and Investment Adviser and is considered an "interested person" of the Fund, did not receive any fee compensation from the

    Fund for his service as director. Dr. Markowitz, who was affiliated with the Investment Manager and the Investment Adviser and is considered an "interested person" of the Fund, did not receive any fee compensation from the Fund for his service as director.

                  (2)  RATIFICATION OR REJECTION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

    At a meeting held on December 2, 1999, the Board of Directors of the Fund, including a majority of the directors who are not "interested persons" of the Fund (as defined in the 1940 Act), selected PricewaterhouseCoopers LLP to act as independent accountants for the Fund for the fiscal year ending October 31, 2000. The Fund knows of no direct financial interest or material indirect financial interest of that firm in the Fund. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available at the Meeting to respond to appropriate questions from stockholders.

    This selection of independent accountants is subject to the ratification or rejection of the Fund's stockholders at the Meeting. Ratification of the selection of the independent accountants will require the affirmative vote of a majority of the votes cast at the Meeting. For this purpose, abstentions and broker nonvotes will not be counted as votes cast at the Meeting.

          (3)  APPROVAL OF A CHANGE IN THE FUND'S INVESTMENT OBJECTIVE

    The Board of Directors of the Fund has unanimously approved and directed that there be submitted to the stockholders for their approval a change to the Fund's investment objective. The proposed new investment objective would be to outperform over the long term, on a total return basis (including appreciation and dividends) the TOPIX, a composite market-capitalization weighted index of all common stocks listed on the First Section of the Tokyo Stock Exchange ("TSE").


    The Board of Directors believes that the proposed change is in the best interests of the Fund because it will permit the Fund to invest in securities of companies in the financial services sector when the Funds' Investment Adviser believes that the financial services sector will provide the Fund with an above average return. Accordingly, the Directors recommend that the stockholders vote to approve the proposed amendment to the Fund's investment objective.


    Currently, the Fund's investment objective states that:

       "The investment objective of the Fund is to outperform over the long term, on a total return basis (including appreciation and dividends), the non-financial services sectors of the TOPIX, a composite index of all common stocks listed on the First Section of the TSE."

    The text of the proposed amendment is as follows:

       "The investment objective of the Fund is to outperform over the long term, on a total return basis (including appreciation and dividends), the TOPIX, a composite index of all common stocks listed on the First Section of the TSE."


    As a result of this change in the Fund's investment objective, the Fund would be permitted to invest in companies in the financial services sector of the TOPIX. If the stockholders approve the above change to the Fund's investment objective, the Fund's Investment Manager and Investment Adviser intend to invest a portion of the Fund's assets in the financial services sector of the TOPIX. Consequently, the Fund will assume the risk that the financial services sector might not perform as well as other sectors of the TOPIX and might have more volatile fluctuations in the price of its securities than other sectors.


    Approval of the proposed amendment to the Fund's investment objective will require the affirmative vote of a majority of the Fund's outstanding shares of Common Stock. As defined in the 1940 Act, a "majority of outstanding shares" means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if a quorum is present, or 50% of the outstanding voting securities. For this purpose, both the abstentions and broker non-votes will have the effect of a vote to disapprove the proposed amendment. The Fund will continue under its current investment objective without change if this proposal is not approved by the stockholders.


    Also, it is anticipated that the Board of Directors will vote to amend the Fund's investment policy at the next meeting of the Board of Directors scheduled for February 28, 2000. Currently, the Fund seeks to achieve its investment objective by investing substantially all of its assets in equity securities of non-financial services companies listed on the First Section of the TSE. If the Board of Directors votes to amend the Fund's investment policy, the amended investment policy will be for the Fund to seek to achieve its investment objective by investing substantially all of its assets in equity securities of non-financial services companies listed on the First or Second Section of the TSE or listed on the over-the-counter market in Japan or listed on other stock exchanges in Japan. The TSE's First Section is for established companies (in existence for five years or more) that meet the stringent listing criteria for that Section. These listing criteria relate to the size and business condition of the issuing company, the liquidity of its securities and other factors pertinent to investor protection. The TSE also has a Second Section for smaller companies and newly listed issuers.



    There are several reasons for the above changes in the Fund's investment objective and investment policy. The prior investment adviser provided the Investment Manager with investment recommendations based on a statistical and optimization selection process known as the Daiwa Portfolio Optimization System ("DPOS"), and DPOS was designed to invest only in companies in the non-financial services sectors of the TOPIX. The new investment adviser will provide investment recommendations to the Investment Manager based on an "active" management style of securities selection based on analysis of various factors that may affect the value of securities. The new investment adviser believes it will be able to manage the Fund more effectively and achieve a greater return for the Fund with the ability to invest in all sectors of the First and Second Sections of the TSE or in the over-the-counter market in Japan or other stock exchanges in Japan. By being permitted to invest in more sectors and on more exchanges in Japan, the new investment adviser believes that the Fund will achieve a greater return because it will permit the Fund to have greater flexibility to invest in additional sectors when the investment adviser believes those sectors will provide the Fund with an above average return.


                   (4)  APPROVAL OF A NEW ADVISORY AGREEMENT

THE INVESTMENT ADVISER


    Prior to January 1, 2000, Daiwa Securities Trust Company ("DSTC") acted as the investment adviser to the investment manager with respect to the Fund's investments. Effective January 1, 2000, Daiwa SB Investments Ltd. (the "Investment Adviser"), a corporation incorporated in Tokyo under the laws of Japan, acts as the new investment adviser to Daiwa SB Investments
(USA) Ltd. (the "Investment Manager") with respect to the Fund's investments. The new Investment Adviser was formed in 1973 as an investment advisory firm specializing in Asian equity management. The Investment Adviser is registered under the U.S. Investment Advisers Act of 1940, as amended. The Investment Adviser currently provides investment advisory services, with respect to securities traded principally in Japan, other Asian countries, the United States and other European countries. As a member of Daiwa Securities Group, Inc., the Investment Adviser has access to the Group's resources, including those of the Daiwa Institute of Research and the Japanese Institute of Research.



    The Investment Adviser manages approximately $30 billion for clients worldwide, over $10 billion of which is invested on behalf of institutional clients outside of Japan. The Investment Adviser currently is a subsidiary of Daiwa Securities Group, Inc., which owns 44% of the outstanding shares. Also, The Sumitomo Bank and TRPH Corporation each held 30.4% and 10.0% of the outstanding stock of the Investment Adviser, respectively. The address of the Investment Adviser is 7-9, Nihonbashi, 2-chome, Chuo-ku, Tokyo 103-0027 Japan.


    Certain information regarding the directors and the principal executive officers of the Investment Adviser is set forth below:


                                   PRINCIPAL OCCUPATION
                                   AND POSITION WITH THE
        NAME                      NEW INVESTMENT ADVISER
--------------------       -------------------------------------
Ichiro Yamanaka            Chairman of the Board
Minoru Mori                President and Chief Executive Officer
Katsuhiko Tamaki           Deputy President
Nobumasa Wakabayashi       Senior Managing Director
Norio Imai                 Senior Managing Director
Isao Takemura              Managing Director
Katsumi Ando               Managing Director
David Michael Testa        Director


THE TERMINATION OF PRIOR ADVISORY AGREEMENT


    As a result of the vote of the Board of Directors on December 2, 1999, the prior Investment Advisory Agreement dated April 1, 1999 between the Investment Manager and Daiwa Securities Trust Company (the "Prior Advisory Agreement") terminated on December 31, 1999. The Prior Advisory Agreement is being terminated because of the resignation of Dr. Harry M. Markowitz as the Fund's President and Portfolio Manager, effective December 31, 1999. Because Dr. Markowitz is also retiring from DSTC, the Board of Directors decided that the Fund would no longer use the sevices of DSTC as the Fund's investment adviser, and would instead use an investment adviser which utilized an active management approach to securities selection instead of using DSTC's statistical and optimization selection process known as DPOS.


THE ADVISORY AGREEMENTS


    As a result of the termination of the Prior Advisory Agreement, a majority of the Directors of the Fund who are not officers of the Fund or affiliated with the Investment Adviser or the Investment Manager (the "Disinterested Directors"), voting in person, approved a new investment advisory agreement (the "New Advisory Agreement") between the Investment Manager and Daiwa SB Investments Ltd., the new Investment Adviser. The New Advisory Agreement is substantially the same as the Prior Advisory Agreement, except for certain provisions that are discussed below. See "The New

Advisory Agreement." The holders of a majority of the outstanding voting securities (within the meaning of the 1940 Act) of the Fund are being asked to approve the New Advisory Agreement. See "The New Advisory Agreement" below.


    The following is a summary of the Prior Advisory Agreement and the New Advisory Agreement. The description of the New Advisory Agreement is qualified by reference to Annex A.

THE PRIOR ADVISORY AGREEMENT

    The prior Investment Advisory Agreement, dated as of April 1, 1999, was last submitted to a vote by the Fund's stockholders at the September 16, 1999 Annual Meeting of Stockholders to approve the Investment Advisory Agreement.

    Under the terms of the Prior Advisory Agreement, DSTC was required to provide the Investment Manager with investment recommendations based on a statistical and optimization selection process known as DPOS and also to prepare and make available research and statistical data and to provide specific advice to the Investment Manager regarding Japanese equities. The information and investment advice received by the Investment Manager from DSTC was used for the purpose of managing the Fund's investment portfolio and was evaluated by the Investment Manager's staff in light of their own expertise and information from other sources.

    DSTC was responsible for the salaries and reasonable expenses of the Fund's officers and employees, as well as reasonable fees and expenses of the Fund's Directors, who are directors, officers or employees of DSTC or any of its affiliated persons, except that the Fund would bear travel expenses or an appropriate fraction thereof of officers and Directors of the Fund who are directors, officers or employees of DSTC to the extent such expenses relate to attendance at meetings held in connection with the Fund's operation, including meetings of the Fund's Board of Directors or any committee thereof.

    The Prior Advisory Agreement provided that DSTC would not be liable for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in connection with matters to which the Prior Advisory Agreement related, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of DSTC in the performance of its duties, or from reckless disregard by DSTC of its obligations and duties under the Prior Advisory Agreement.

    For the fiscal year ended October 31, 1999, the Fund paid a gross investment management fee and expenses of U.S. $307,100 to the Investment Manager. Of this amount, a total of U.S. $210,116 was paid by the Investment Manager to DSTC as its advisory fee.


    DSTC also acts as U.S. custodian and administrator to the Fund. For its services as U.S. custodian and administrator, DSTC received from the Fund fees and expenses of U.S. $41,697 and U.S. $150,300, respectively, for the fiscal year ended October 31, 1999. Brokerage commissions of $108,254 (38.58% of the Fund's aggregate brokerage commissions paid) were paid by the Fund to Daiwa Securities America, Inc., which is an affiliate of the Investment Manager and DSTC, for the fiscal year ended October 31, 1999, in connection with the Fund's portfolio transactions. Daiwa Securities Group Inc. is the parent company of DSTC and Daiwa Securities America Inc., and a major shareholder of the Investment Manager. DSTC will continue to act as the Fund's U.S. custodian and administrator to the Fund after the approval of the New Advisory Agreement.


    The Prior Advisory Agreement also had a provision for termination without penalty at any time by DSTC or the Investment Manager upon 60 days' written notice.

THE NEW ADVISORY AGREEMENT

    The Board of Directors of the Fund, including the Disinterested Directors, approved The New Advisory Agreement on December 2, 1999, the form of which is attached as Annex A and recommended the New Advisory Agreement for approval by the stockholders of the Fund. The New Advisory Agreement is substantially the same as the Prior Advisory Agreement except for certain provisions that are described below. The New Advisory Agreement took effect on January 1, 2000 subject to stockholder approval. The New Advisory Agreement will continue in effect for an initial two-year term and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act.


    There are a few differences between the New Advisory Agreement and the Prior Advisory Agreement. Under the New Advisory Agreement, instead of using the DPOS model, the Investment Adviser intends to adopt an approach that involves quantitative valuation of securities to identify an appropriate universe of securities from which to select investments, with judgmental analysis then applied to this universe to determine the actual investments to be made by the Fund. Because the Investment Adviser will use judgmental analysis to determine the investments made by the Fund, the Fund will be relying more on the skill of the Investment Adviser to select securities, and the Fund is exposed to the risk that the Investment Adviser will select securities which lower the overall return of the Fund. In addition, the investment advisory fee as a percentage of net assets payable by the Investment Manager to the Investment Adviser will be lower under the New Advisory Agreement than under the Prior Advisory Agreement. Under the Prior Advisory Agreement, the prior investment adviser was paid an advisory fee equal to 70% of the fee which the Investment Manager receives from the Fund. For services rendered under the New Advisory Agreement, the Investment Adviser will be paid an advisory fee equal to 60% of the fee which the Investment Manager receives from the Fund. Such fee will accrue and be payable in arrears promptly after the close of each quarter of the Fund's fiscal year. Although the advisory fee paid to the Investment Adviser will be lower under the New Advisory Agreement, the fee paid by the Fund to the Investment Manager will remain the same. Lastly, until further notice, the Investment Manager delegates to the Investment Adviser the authority to place all orders for the purchase or sale of portfolio securities for the Fund with brokers or dealers selected by the Investment Adviser.



    In evaluating the New Advisory Agreement, the Board took into account that the Fund's Prior Advisory Agreement and the New Advisory Agreement, including that their terms relating to the services to be provided thereunder by the Investment Adviser are identical, except for the above exceptions. The Board also considered the skills and capabilities of the Investment Adviser. Specifically, as discussed earlier, the Directors believed that the Fund would benefit from having an investment adviser which would use an active management approach to securities selection instead of using DPOS.


    After consideration of the above factors and such other factors and information that the Board deemed relevant, the Directors, and the Disinterested Directors voting separately, unanimously approved the New Advisory Agreement and voted to recommend its approval to the stockholders of the Fund.

    In the event that stockholders of the Fund do not approve the New Advisory Agreement, the Board will take such action as it deems in the best interest of the Fund and its stockholders, which may include proposing that stockholders approve an agreement in lieu of the New Advisory Agreement.

STOCKHOLDER APPROVAL

    To become effective, the New Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The "vote of a majority of the outstanding voting securities" is defined under the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the Meeting if the holders of more than 50% of such outstanding shares of the Fund are present in person or represented by proxy, or
(ii) more than 50% of such outstanding shares of the Fund entitled to vote thereon. The New Advisory Agreement was approved by the Board after consideration of all factors which they determined to be relevant to their deliberations, including those discussed above. The Board also determined to submit the New Advisory Agreement for consideration by the stockholders of the Fund.

    THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE NEW ADVISORY AGREEMENT.

MISCELLANEOUS

    Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund or personnel of DSTC. The Fund has retained Corporate Investor Communications, Inc. to assist in the proxy solicitation. The fee for such services is estimated at U.S. $4,500, plus reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

    It is important that you promptly submit your vote as a stockholder of the Fund. In the event that sufficient votes in favor of any proposal set forth in the Notice of this Meeting are not received by March 16, 2000, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

    Any proposal by a stockholder of the Fund intended to be included in the proxy materials for the year 2001 meeting of stockholders of the Fund must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302, not later than December 10, 2000.

    The Fund's By-laws require that any proposal by a stockholder of the Fund intended to be presented at a meeting of stockholders must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302, not earlier than 90 days prior and not later than 60 days prior to such meeting of stockholders.

                                          By order of the Board of Directors,
                                          Judy Runrun Tu
                                          ASSISTANT SECRETARY


One Evertrust Plaza
Jersey City, New Jersey 07302
February 11, 2000

                                                                         ANNEX A

                         INVESTMENT ADVISORY AGREEMENT

    The INVESTMENT ADVISORY AGREEMENT, dated as of January 1, 2000, is between DAIWA SB INVESTMENTS (USA) LTD. (hereinafter called "DSBI (USA)"), a Delaware corporation, located at 380 Madison Avenue, 23rd Floor, New York, New York 10017, and DAIWA SB INVESTMENTS LTD. (hereinafter called "DSBI"), a Japanese corporation, located at 7-9, Nihonbashi 2-chome, Chuo-ku, Tokyo 103-0027.

    WHEREAS, DSBI (USA) acts as investment manager to THE JAPAN EQUITY FUND, INC. (hereinafter called the "Fund"), and wishes to appoint DSBI as its investment adviser in respect to the Fund's investment portfolio, the parties to this Agreement agree as follows:

    1. ACCEPTANCE OF APPOINTMENT: DSBI (USA) hereby appoints DSBI as its investment adviser for the Fund and DSBI hereby agrees to accept such appointment, subject to the terms and conditions set forth herein.

    2. ADVISORY SERVICES TO BE RENDERED: DSBI's investment advice shall be limited to the specific types of securities permitted by the Fund's investment objective and policies and subject to the Fund's investment restrictions, which will be furnished to DSBI by DSBI (USA). DSBI will provide to DSBI (USA) the following investment advisory services:

    (a) DSBI will review, analyze and appraise portfolio securities of the Fund as often as DSBI (USA) reasonably deems advisable, and submit to DSBI (USA) written recommendations for investment and reinvestment. DSBI intends to adopt an approach that involves quantitative valuation of securities to identify an appropriate universe of securities from which to select investments, with judgmental analysis then applied to this universe to determine the actual investments to be made by the Fund.

    (b) Upon DSBI (USA)'s request, DSBI will confer with DSBI (USA) regarding such recommendations.

    (c) DSBI will render periodic reports, analyses, and appraisals of the Fund or individual items thereof, as DSBI (USA) may reasonably deem advisable.

    (d) DSBI will prepare and make available research and statistical data and provide specific advice to DSBI (USA) regarding Japanese equity securities.

At all times DSBI (USA) shall be at liberty either to follow or disregard either wholly or partially any information, advice, or recommendation as to the investment and reinvestment of the Fund's portfolio securities in accordance with the Fund's investment objective and policies, as set forth in the Fund's prospectus. It shall be DSBI (USA)'s responsibility to communicate promptly with DSBI as to its decision regarding DSBI's advice or recommendations.

    Until further notice, DSBI (USA) delegates to DSBI the authority to place all orders for the purchase or sale of portfolio securities for the Fund with brokers or dealers selected by DSBI, and in connection therewith, DSBI is authorized as agent of the Fund to give instructions to the custodians of the Fund's assets as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, DSBI is directed at all times to seek to obtain the best results for the Fund as determined by the Board of Directors of the Fund and as set forth in the Fund's prospectus.

    3. COMPENSATION: DSBI's fee for providing this service shall be in accordance with the schedule set forth as Exhibit A hereto.

    4.  DURATION AND TERMINATION:

    (a) This Agreement shall become effective on the date hereof and shall remain in full force for a period of two years from the date hereof, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the SEC thereunder; provided, however, that if the continuation of this Agreement is not approved, DSBI may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations of the SEC thereunder.

    (b) This Agreement shall terminate automatically (i) in the event of termination of DSBI (USA)'s management agreement with the Fund, or (ii) without payment or penalty by either party or the Fund, upon 60 days' notice or
(iii) in the event of its assignment (as defined in the 1940 Act).

    5.  REPRESENTATIONS AND WARRANTIES:

    (a) DSBI (USA) represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of, or constitute a default under, any agreement or other instrument to which DSBI (USA) is a party or which is otherwise known to DSBI (USA); (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which DSBI (USA) has obtained prior to the execution of this Agreement; (v) the execution and delivery of this Agreement by DSBI (USA) will not violate any law, regulation, charter, by law, order of any court or other government agency or judgment applicable to DSBI (USA); and (vi) all persons executing this Agreement on behalf of DSBI (USA) are duly authorized to do so.

    (b) DSBI represents and warrants that it is duly registered and authorized as an investment adviser under the Investment Advisers Act of 1940, as amended, and that it will use all reasonable efforts to maintain effective its registration and authorization until the termination of this Agreement.

    6.  STANDARD OF CARE; INDEMNIFICATION:

    (a) DSBI will exercise its best judgment in rendering the services to be provided by it hereunder. DSBI shall not be liable for any error of judgment or of law or for any loss suffered by DSBI (USA) or by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of DSBI in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

    (b) DSBI (USA) agrees to indemnify and hold harmless DSBI, its officers, directors, employees, agents, shareholders, or other affiliates (each an "Indemnified Party"), for any losses, costs and expenses proceeding or claims which may be brought against such Indemnified Party in connection with the performance or nonperformance in good faith of its functions under this Agreement, except losses, costs and expenses resulting from willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or from reckless disregard on the part of such Indemnified Party of such Indemnified Party's obligations and duties under this Agreement.

    7. EXPENSES: DSBI will pay the salaries and reasonable expenses of the Fund's officers and employees, as well as reasonable fees and expenses of the Fund's Directors, who are directors, officers or employees of DSBI or any of its affiliation persons, except that the Fund will bear travel expenses or an appropriate fraction thereof of officers and Directors of the Fund who are directors, officers or employees of DSBI to the extent such expenses relate to attendance at meetings held in connection with the Fund's operation, including meetings of the Fund's Board of Directors or any committee thereof. Notwithstanding anything to the contrary in this Section 7, DSBI shall not be entitled to receive reimbursement for its expenses from the Fund pursuant to this Agreement for the period from the date of this Agreement to the date on which this Agreement is approved by the stockholders of the Fund unless and until the payment of fees and expenses under this Agreement are approved by the stockholders of the Fund.

    8. GENERAL: DSBI (USA) agrees that DSBI shall have no responsibilities or duties with respect to the subject matter of this Agreement other than those expressly set forth herein. DSBI (USA) also agrees to execute such documents as DSBI may reasonably request of DSBI (USA) to assist DSBI in carrying out its responsibilities and duties hereunder.

    9. SEVERABILITY: In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

    10. NON-EXCLUSIVITY OF SERVICES: The services of DSBI to DSBI (USA) under this Agreement are not to be deemed exclusive, and DSBI shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

    11. NOTICES: Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

    12. GOVERNING LAW: The provisions of and the validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

    IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their authorized representatives as of the date and year first above written.

DAIWA SB INVESTMENTS (USA) LTD.      DAIWA SB INVESTMENTS LTD.
By:                                  By:
     ------------------------------       ------------------------------
Name:                                Name:
Title:                               Title:

Acknowledged:

THE JAPAN EQUITY FUND, INC.
By:
     ------------------------------
Name:
Title:

                                                                       EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT
                                  FEE SCHEDULE

    DSBI's advisory fee shall be 60% of the fee which DSBI (USA) receives from The Japan Equity Fund, Inc. (the "Fund"). Such fee shall accrue and be payable in arrears promptly after the close of each quarter of the Fund's fiscal year.

THE JAPAN EQUITY FUND, INC.

C/O DAIWA SECURITIES TRUST COMPANY
ONE EVERTRUST PLAZA
JERSEY CITY, NEW JERSEY 07302
                             ----------------------

                          THE JAPAN EQUITY FUND, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS ON
                                 MARCH 16, 2000

  The undersigned stockholder of The Japan Equity Fund, Inc. (the "Fund") hereby appoints Hideaki Matsuura, Sean J. Peters and Judy Runrun Tu, or any of them, proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of the Fund, to be held at the offices of Daiwa Securities America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on March 16, 2000, at 10:00 a.m., New York time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

PROPOSALS

1) The election of Martin J. Gruber and Hideaki Matsuura as Class I directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2003.

2) The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending October 31, 2000.

3) The approval of a change in the Fund's investment objective to: to outperform over the long term, on a total return basis (including appreciation and dividends) the Tokyo Stock Price Index.

4) The approval of a new Investment Advisory Agreement between Daiwa SB Investments (USA) Ltd., as investment manager of the Fund, and Daiwa SB Investments Ltd., as investment adviser of the Fund.


    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE STOCKHOLDERS, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 4 SET FORTH IN THIS PROXY. IN ADDITION, THIS PROXY WILL BE VOTED, IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES WITH RESPECT TO SUCH SHARES HERETOFORE GIVEN BY THE UNDERSIGNED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED FEBRUARY 11, 2000.


                                     (OVER)

PROPOSALS (PLEASE CHECK ONE BOX FOR EACH PROPOSAL.)

1)     / / FOR ALL nominees listed below                / / WITHHOLD AUTHORITY
                     (EXCEPT AS MARKED TO THE CONTRARY                TO VOTE FOR ALL NOMINEES LISTED
                     BELOW)                                           BELOW

                      Nominees: Class I - Martin J. Gruber, Hideaki Matsuura

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2)   / / FOR       / / AGAINST          / / ABSTAIN

3)   / / FOR       / / AGAINST          / / ABSTAIN

4)   / / FOR       / / AGAINST          / / ABSTAIN

Dated: __________________________________________________________________ , 2000
________________________________________________________________________________
________________________________________________________________________________

Signature(s) of Stockholder(s)

Please sign, date and return promptly. Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, administrator, trustee or guardian, please give full title. If the shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner".